                                                                     EXHIBIT 4.1

FIRST AMENDMENT


FIRST AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment"), dated as of November 13, 1998, among UNIVERSAL COMPRESSION HOLDINGS, INC. ("Holdings"), UNIVERSAL COMPRESSION, INC. (the "Borrower"), various lenders party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of February 20, 1998 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

WHEREAS, Holdings and the Borrower have requested that the Banks waive certain provisions of the Credit Agreement as herein provided and the Banks have agreed to such waivers to the extent provided herein; and

WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

1. Section 9.05(viii) of the Credit Agreement is hereby amended by inserting the following provisos immediately following the reference to "Joint Venture or Foreign Subsidiary" appearing in clause (i) thereof:

, provided that, notwithstanding the foregoing provisions of this clause (i), the Borrower shall be permitted to guaranty (the "Uniwhale Guaranty") the obligations of Uniwhale EU under the Uniwhale EU/ECOGAS Lease Agreement so long as (1) each of Whale Manufacturing & Procurement, Inc. and Universal Compression International, Inc. shall own, directly or indirectly, 50% of the economic and voting interest of Uniwhale EU, (2) Whale Manufacturing & Procurement, Inc. shall have executed and delivered an identical guaranty of such obligations and such guaranty shall continue in full force and effect and (3) the liabilities and obligations of the Borrower (including, without limitation, the performance obligations guaranteed by the Borrower) pursuant to the Uniwhale Guaranty are not materially altered or increased from those in effect on the First Amendment Effective Date without the prior written consent of the Required Banks


2. Section 9.04(xii) of the Credit Agreement is hereby amended by inserting the following new language immediately following the reference therein to "Subsidiary Guarantors": "and the obligations of the Borrower with respect to the Uniwhale Guaranty, in each case".

3. Section 11 of the Credit Agreement is hereby amended by inserting the following new defined terms in appropriate alphabetical order:

"First Amendment Effective Date" shall mean November [13], 1998.

"Uniwhale EU" shall mean Uniwhale De Colombia E.U., a Joint Venture between Universal Compression International, Inc. and Whale Manufacturing & Procurement, Ltd., of which each joint venture partner owns, on the First Amendment Effective Date, a 50% voting and economic interest.

"Uniwhale EU/ECOGAS Lease Agreement" shall mean the Agreement between Uniwhale EU and Empresa Colombiana De Gas, concerning the lease of gas compression equipment and services, as the same may be amended from time to time in accordance with the provisions thereof.

"Uniwhale Guaranty" shall have the meaning provided in Section 9.05.

4. Pursuant to Section 9.14 of the Credit Agreement, and subject to the provisions of Section 9.05(viii) of the Credit Agreement and the requirements of paragraph 9(ii) below, the Banks party hereto authorize the formation by Holdings and its Subsidiaries of the following new Subsidiaries:

Universal Compression International, Inc., a domestic Wholly Owned subsidiary of the Borrower;

Universal Compression International, Ltd., a Wholly Owned Subsidiary of Universal Compression International, Inc. organized under the laws of the Cayman Islands;

Cayman Finance, Ltd., a Wholly Owned Subsidiary of Universal Compression International, Ltd. organized under the laws of the Cayman Islands; and

Universal Compression of Colombia, Ltd., a Wholly Owned Subsidiary of Universal Compression International, Ltd. organized under the laws of the Cayman Islands.

In addition, the Banks hereby waive the provision of Section 9.14 requiring prior written consent of the Required Banks solely inasmuch as such provision relates to the formation of the new Subsidiaries described above in this paragraph 4.

5. In order to induce the Banks to enter into this Amendment, Holdings and the Borrower hereby represent and warrant that (i) no Default or Event of Default exists on the First Amendment Effective Date (as defined below), after giving effect to this Amendment, and (y) on the First Amendment Effective Date, and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as though such representations and warranties were made on the First Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such date).

6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision (or of any provision beyond the specific waivers granted herein with respect to such provision) of the Credit Agreement or any other Credit Document.

7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to the Borrower and the Agent.

8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9. This Amendment shall become effective on the date (the "First Amendment Effective Date") when (i) Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at the Notice Office and (ii) Universal Compression International, Inc. shall have executed and delivered (x) a Subsidiaries Guaranty in the form of Exhibit I to the Credit Agreement, (y) counterparts of the Pledge Agreement and Security Agreement and (z) an officer's certificate, together with Exhibits A, B and C thereto, in the form of Exhibit F to the Credit Agreement.

10. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.


*    *    *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

UNIVERSAL COMPRESSION HOLDINGS, INC.

By: /s/  ERNIE L. DANNER
   ------------------------------------
    Title: Exec. V.P. & C.F.O.

UNIVERSAL COMPRESSION, INC.

By: /s/  ERNIE L. DANNER
   ------------------------------------
    Title: Exec. V. P. & C.F.O.


BANKERS TRUST COMPANY,
Individually and as the Agent

By: /s/  MARCUS M. TARKINGTON
   ------------------------------------
    Title: Principal


BANK OF SCOTLAND

By: /s/  ANNIE CHIN TAT
   ------------------------------------
    Title: Senior Vice President


CREDIT LYONNAIS NEW YORK BRANCH

By: /s/  PHILLIPPE SOUSTRA
   ------------------------------------
    Title: Senior Vice President


FIRST NATIONAL BANK OF COMMERCE

By: /s/  J. CHARLES FREEL, JR.
   ------------------------------------
    Title: Senior Vice President



FIRST UNION NATIONAL BANK

By: /s/  ROBERT R. WETTEROFF
   ------------------------------------
    Title: Senior Vice President


ABN AMRO BANK N.V.

By: /s/  MICHAEL A. TRIBOLET
   ------------------------------------
    Title: Senior Vice President

By: /s/  BELINDA ROWELL
   ------------------------------------
    Title: Assistant Vice President

BANQUE PARIBAS

By: /s/  MARIAN LIVINGSTON
   ------------------------------------
    Title: Vice President

By: /s/  ILLEGIBLE
   ------------------------------------
    Title: Vice President


WELLS FARGO BANK (TEXAS)
    NATIONAL ASSOCIATION

By: /s/  FRANK W. SCHAGEMAN
   ------------------------------------
    Title: Vice President


UNION BANK OF CALIFORNIA, N.A.

By: /s/  RICHARD P. DEGREY
   ------------------------------------
    Title: Vice President

SOCIETE GENERALE,
   SOUTHWEST AGENCY

By: /s/  ILLEGIBLE
   ------------------------------------
    Title: Managing Director


THE BANK OF NOVA SCOTIA

By: /s/  F.C.H. ASHBY
   ------------------------------------
    Title: Senior Manager Loan Operations


BANKBOSTON, N.A.

By: /s/  ILLEGIBLE
   ------------------------------------
    Title: Vice President